ARIZONA CORPORATION COMMISSION

July 10, 2017

HLG CORPORATE SERVICES, LLC
2398 EAST CAMELBACK ROAD
SUITE 1020
PHOENIX, AZ 85016

RE: N4 VENTURES, LLC
File Number: L22008265

We are pleased to notify you that the Articles of Organization for the above-referenced entity HAVE BEEN APPROVED.

If the known place of business of the corporation is NOT in Maricopa County or Pima County, the document must be published. The publication must be completed within 60 days after the date of this letter, and must be in a newspaper of general circulation in the county of the known place of business in Arizona for three consecutive publications. A list of newspapers is available on the Commission website, http://azcc.gov/Divisions/Corporations/Newspaper-list-for-publishing.pdf. You may receive an Affidavit of Publication from the newspaper, and you may file it with the Commission.

If the known place of business of the corporation is in Maricopa County or Pima County, the Commission has already posted notice of the approved document on its website at http://ecorp.azcc.gov/PublicNotice. This posting by the Commission satisfies the statutory requirement for public notice, and no further action on your part is required in order to satisfy the notice requirement. However, at your option, you may elect to provide additional public notice by publishing a copy of the approved document in a newspaper. If you choose to publish, the publication must be completed within 60 days after the date of this letter, and must be in a newspaper of general circulation in the county of the known place of business in Arizona for three consecutive publications. A list of newspapers is available on the Commission website, http://azcc.gov/Divisions/Corporations/Newspaper-list-for-publishing.pdf.

We strongly recommend that you periodically monitor your company's record with the Commission, which can be viewed at http://ecorp.azcc.gov. If you have questions or need further information, please contact us at (602) 542-3026 in Phoenix, or Toll Free (Arizona Residents only) at 1-800-345-5819.

LL:13
REV. 01/2009

NOTICE
(for publication)

ARTICLES OF ORGANIZATION HAVE BEEN FILED IN THE OFFICE OF THE ARIZONA CORPORATION COMMISSION FOR

I. Name: N4 VENTURES, LLC
L-2200826-5

II. The address of the known place of business is:

III. The name and street address of the Statutory Agent is:

(Please check A or B)

A. [ ] Management of the limited liability company is vested in a manager or managers. The names and addresses of each person who is a manager AND each member who owns a twenty percent or greater interest in the capital or profits of the limited liability company are:

B. [ ] Management of the limited liability company is reserved to the members. The names and addresses of each person who is a member are:

(Please check appropriate box for each)

[ ] member [ ] manager

[ ] member [ ] manager

[ ] member [ ] manager

[ ] member [ ] manager

LL:0001
Rev. 10/2006

FILED: 7/7/2017 2:43:09 PM AZ CORP. COMMISSION DOCUMENT # 05994211

FILE #: L22008265

ARTICLES OF ORGANIZATION

1. ENTITY TYPE: LIMITED LIABILITY COMPANY

2. ENTITY NAME: N4 VENTURES, LLC

3. FILE NUMBER: L22008265

4. STATUTORY AGENT NAME AND ADDRESS:

Street Address:

HLG CORPORATE SERVICES, LLC

2398 EAST CAMELBACK ROAD
SUITE 1020

PHOENIX , AZ 85016

Mailing Address:

5. ARIZONA KNOWN PLACE OF BUSINESS ADDRESS:

13835 N. TATUM BLVD #9-148

PHOENIX , AZ 85032

6. DURATION: Perpetual

7. MANAGEMENT STRUCTURE: **Manager-Managed**

The names and addresses of all Managers are:

1 **GEORGE WEISS**
13835 N. TATUM BLVD #9-148
PHOENIX, AZ 85032

2 **TOMMY ANDREWS**
13835 N. TATUM BLVD #9-148
PHOENIX, AZ 85032

3 **GEORGE ROUNDY**
13835 N. TATUM BLVD #9-148
PHOENIX, AZ 85032

The names and addresses of all Members are:

1 **ENGENAVIS, INC.**
13835 N. TATUM BLVD #9-148
PHOENIX, AZ 85032

SIGNATURE: George Roundy 7/7/2017

DO NOT WRITE ABOVE THIS LINE; RESERVED FOR ACC USE ONLY.

STATUTORY AGENT ACCEPTANCE

Please read Instructions M002i

1. **ENTITY NAME –** give the exact name in Arizona of the corporation or LLC that has appointed the Statutory Agent:

   N4 VENTURES, LLC

2. **A.C.C. FILE NUMBER** (if entity is already incorporated or registered ______
   Find the A.C.C. file number on the upper corner of filed documents OR on our website at: http://www.azcc.gov/Divisions/Corporations

3. **STATUTORY AGENT NAME** – give the exact name of the Statutory Agent appointed by the entity listed in number 1 above (this will be *either* an individual or an entity):

   HLG Corporate Services, LLC

   3.1 Check one box:
   - ☐ The statutory agent is an **Individual** (natural person).
   - ☑ The statutory agent is an **Entity**.

STATUTORY AGENT SIGNATURE:

By the signature appearing below, the individual or entity named in number 3 above accepts the appointment as statutory agent for the entity named in number 1 above, and acknowledges that the appointment is effective until the entity replaces the statutory agent or the statutory agent resigns, whichever occurs first.

By checking the box marked "I accept" below, I acknowledge *under penalty of perjury* that this document together with any attachments is submitted in compliance with Arizona law.

☑ I ACCEPT

Michael D Hool (signature)	Michael D. Hool, Manager	7/7/17
Signature	Printed Name	Date

REQUIRED – check only one:

☐ **Individual as statutory agent:** I am signing on behalf of myself as the individual	☑ **Entity as statutory agent:** I am signing on behalf of the entity named as statutory agent, and I am authorized to act for that entity.

Filing Fee: none (regular processing) Expedited processing – add $35.00 to filing fee. All fees are nonrefundable - see Instructions.	Mail: Arizona Corporation Commission - Corporate Filings Section 1300 W. Washington St., Phoenix, Arizona 85007 Fax: 602-542-4100

Please be advised that A.C.C. forms reflect only the **minimum** provisions required by statute. You should seek private **legal** counsel for those matters that may pertain to the individual needs of your business.

All documents filed with the Arizona Corporation Commission are **public record** and are open for public inspection.

If you have questions after reading the Instructions, please call 602-542-3026 or (within Arizona only) 800-345-5819.